Exhibit 99.1

CUSIP No. 00654F105

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Statement on Schedule 13G with respect to the Common Stock, par value $0.0001 per share, of ADARx Pharmaceuticals, Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed, either manually or electronically, in one or more counterparts.

LAV BIOSCIENCES FUND V, L.P. By: /s/ Yi Shi Name/Title: Yi Shi/Managing Partner of LAV Corporate V GP, Ltd., the General Partner of LAV GP V, L.P., its General Partner Dated: October 16, 2026	LAV FUND VI, L.P. By: /s/ Yi Shi Name/Title: Yi Shi/Managing Partner of LAV Corporate VI GP, Ltd., the General Partner of LAV GP VI, L.P., its General Partner Dated: October 16, 2026

LAV FUND VI OPPORTUNITIES, L.P.

By:

/s/ Yi Shi

Name/Title:

Yi Shi/Managing Partner of LAV Corporate VI GP Opportunities, Ltd., the General Partner of LAV GP VI Opportunities, L.P., its General Partner

Dated:

October 16, 2026

YI SHI By: /s/ Yi Shi Name/Title: Yi Shi/an Individual Dated: October 16, 2026